UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

SUPA CONSOLIDATED INC.
(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT OF

SUPA CONSOLIDATED INC.

530 Technology Drive, Suite 100

Irvine, California 92618

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Stockholders:

This Notice and the accompanying Information Statement are being furnished to the holders (“Stockholders”) of shares of common stock, par value $0.00001 per share, of Supa Consolidated Inc. (the “Common Stock”), a Nevada corporation (the “Corporation”, “we”, “our”, or “us”), on July 6, 2026 in connection with actions taken by the holders of a majority of the issued and outstanding Common Stock (the “Majority Stockholders”), which actions were approved by written consent on July 6, 2026 (the “Stockholder Consent”) to:

(1)	to elect two directors to our Board of Directors, each to serve until the annual meeting of stockholders to be held in 2027 (“Proposal No. 1”);
(2)	to ratify the appointment of LAO Professionals as the Company’s independent registered public accounting firm for the Company’s fiscal year 2026 (“Proposal No. 2”).

The foregoing actions were approved on July 6, 2026, by our Board of Directors. In addition, on July 6, 2026, the holders of 92.83% of the Company’s outstanding voting securities, as of the record date, approved the foregoing actions. The number of shares voting for the proposals was sufficient for approval.

The Nevada revised Statutes (“NRS”, ) provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

To eliminate the costs and management time involved in obtaining proxies and to effect the above actions as early as possible to accomplish the purposes of the Company as herein described, the Board consented to the utilization of and did obtain the written consent of the Majority Consenting Stockholders, who collectively own shares representing a majority of our Common Stock.

The above actions taken by the Company’s stockholders will become effective on or about August 10, 2026, and are more fully described in the Information Statement accompanying this Notice. Under the rules of the Securities and Exchange Commission, the above actions cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries, and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses.

INFORMATION ON MAJORITY CONSENTING STOCKHOLDERS

Pursuant to The Company’s Bylaws and the Nevada Revised Statutes NRS 78.320(2) (“NRS”), the election of directors requires the affirmative vote or written consent of the holders of not less than fifty percent (50%) of the Company’s outstanding voting power. The Company’s Articles of Incorporation, as amended, do not authorize cumulative voting. As of the record date, the Company had 290,835,500 shares of common stock issued and outstanding. Accordingly, not less than 145,417,751 shares (a majority) are required to elect a director. The majority consenting stockholders are the record and beneficial owners of 270,000,000 shares of The Company's common stock, representing approximately 92.83% of the issued and outstanding shares. Pursuant to Chapter 78.320 of the NRS, the majority consenting stockholders, together with the Board of Directors, voted in favor of the actions described herein in a written consent dated July 6, 2026. No consideration was paid for the consent. The majority consenting stockholders’ names, affiliation with the Company, and their beneficial holdings are as follows:

Name	Beneficial Holder and Affiliation	Shares Beneficially Held	Percentage
SUPA Food Services LLC	Greater than 10% holder of common stock	250,000,000 shares	85.96%
Spark Capital Investments LLC	Greater than 10% holder of common stock	20,000,000 shares	6.87%

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

On June 30, 2025, the Company completed a transaction with SUPA Food Services LLC (“SUPA Food Services”), a privately held Wyoming limited liability company. In consideration, the Company issued 250,000,000 shares of its common stock to SUPA Food Services. As a result of the transaction, SUPA Food Services LLC became, and remains, the Company’s majority stockholder, holding 250,000,000 shares (approximately 85.96%) of the Company’s issued and outstanding common stock, and is a related party of the Company. SUPA Food Services LLC is not a subsidiary of the Company.

Mr. Imran Firoz is the Managing Director and principal owner of SUPA Food Services LLC, the Company’s majority stockholder. He is also the principal owner of Spark Capital Investments LLC. Mr. Firoz is being elected as a director of the Company pursuant to the actions described in this Information Statement

Because Mr. Firoz controls SUPA Food Services LLC and Spark Capital Investments LLC, which together hold approximately 92.83% of the Company’s voting power, he may be deemed to have an interest in the actions described herein.

Except as described above with respect to Mr. Firoz, no officer or director has any substantial interest, direct or indirect, in security holdings or otherwise, in any of the Corporate Actions that is not shared by all of our other stockholders.

Effective Date

Under Rule 14c-2, promulgated pursuant to the Exchange Act, the corporate actions described in this Information Statement, including the election of directors, shall be effective twenty (20) days after this Information Statement is mailed to SUPA's stockholders.  We anticipate an effective date to be on or about August 10, 2026.

No Dissenters’ Rights

Under the Nevada Revised Statutes, the Company’s Articles of Incorporation, and the Company’s Bylaws, stockholders are not entitled to dissenters’ or appraisal rights with respect to any of the actions described in this Information Statement, and the Company will not independently provide stockholders with any such rights.

We Are Not Asking You for a Proxy, and You Are Requested Not to Send Us a Proxy

By Order of the Board of Directors

/s/ Anna Goldenberg, CEO
Anna Goldenberg
Chief Executive Officer
Irvine, California
July 21, 2026

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ACTIONS BY THE BOARD OF DIRECTORS

AND

MAJORITY CONSENTING STOCKHOLDERS

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of The Company’s common stock.

The Company will deliver only one Information Statement to multiple security holders who share an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered.  You should direct any such requests to the following address: SUPA Consolidated Inc., 530 Technology Drive, Suite 100, Irvine, CA 92618, Attn: Anna Goldenberg, Chief Executive Officer. Ms. Goldenberg may also be reached by telephone at 844-787-2720.

Q.	What is the Purpose of this Information Statement?

A.	This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify all Stockholders of Common Stock on the Record Date (“Stockholders of Record”) that the following corporate actions are expected to be taken on or around August 10, 2026:

(1)	to elect two directors to our Board of Directors, each to serve until the annual meeting of stockholders to be held in 2027 (“Proposal No. 1”);
(2)	to ratify the appointment of LAO Professionals as the Company’s independent registered public accounting firm for the Company’s fiscal year 2026 (“Proposal No. 2”);

As a matter of regulatory compliance, we are sending you this Information Statement, which describes the purpose and effect of the actions described above. Your consent to the above action is not required and is not being solicited in connection with these actions. This Information Statement is intended to provide our Stockholders with information required by the rules and regulations of the Exchange Act, as well as to generally keep our Stockholders informed.

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Q.	Why is no formal Stockholders’ Meeting being held?

A.	Pursuant to NRS 78.320(2), unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

On July 6, 2026, pursuant to the Written Consent signed by the Majority Consenting Stockholders owning 270,000,000 shares of Common Stock, being 92.83% of the shares of Common Stock issued and outstanding, all the measures to be placed before the Stockholders were approved and are to be implemented on or around August 10, 2026.

FOR THIS REASON, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

THE ACTIONS PLACED BEFORE THE STOCKHOLDERS, HAVING EFFECTIVELY BEEN DECIDED BY A MAJORITY OF THE STOCKHOLDERS BY WRITTEN CONSENT, WILL BE IMPLEMENTED WITHOUT A STOCKHOLDERS’ MEETING NO SOONER THAN 20 DAYS FROM THE DATE OF COMMUNICATION OF NOTICE OF THIS INFORMATION STATEMENT.

Q.	Why did I receive a notice in the mail regarding the Internet and email availability of Information Statement materials instead of a full set of printed materials?

A.	Pursuant to rules adopted by the SEC which the Company follows voluntarily, we are making this Information Statement and our Annual Report for the year ended December 31, 2025 (Annual Report and, together with this Information Statement, the information statement materials) available to Stockholders electronically via the Internet and by email.

Stockholders will be notified of the availability of the information statement materials and will receive them via email, or, if requested, printed copies will be sent. Please think of the environment and reduce our carbon footprint, and where possible, request materials only by email.

Instructions for requesting a printed copy are in this Information Statement. We believe that the electronic process via email expedites your receipt of the information statement materials and reduces the cost and environmental impact of printing them.

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PROPOSAL NO. 1 - ELECTION OF DIRECTORS

On July 6, 2026, the Majority Stockholders, acting by written consent in lieu of an annual meeting of stockholders, elected the following individuals as directors, effective on the Effective Date:

Candice Beaumont

Imran Firoz

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DIRECTORS AND EXECUTIVE OFFICERS

Management Following the Effective Date

The following table sets forth information concerning our executive officers and directors:

Name	Position	Director Since	Age
Executive Officers and Directors
Anna Goldenberg	Chief Executive Officer	July 8, 2026	44
Candice Beaumont	Director	February 6, 2025	51
Imran Firoz	Director	Effective Date	54

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

On July 6, 2026, the majority consenting stockholders, acting by written consent in lieu of an annual meeting of stockholders, elected Candice Beaumont and Imran Firoz as directors of the Company, effective on the Effective Date. Hunter Gaylor, Adam Clode, and Yessenia Hernandez were not re-elected and will cease to serve as directors upon the effectiveness of the election of their successors. In addition, on July 8, 2026, the Board appointed Ms. Anna Goldenberg as CEO to replace Ms. Yessenia Hernandez.

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Business Experience of Executive Officers and Directors

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Anna Goldenberg, age 44, Ms. Goldenberg is a business development and investor-relations professional with a background in financial services and private capital markets. Since May 2025, she has served as Chief of Staff of L Investments, a private family office based in Miami, Florida, where she supports certain aspects of the family office's investment activities, including coordinating fund-manager meetings, reviewing incoming pitch decks, and tracking target strategies considered for allocation, and supports executive leadership across the family office and its affiliated organizations, cultivating relationships with investors, co-investment partners, entrepreneurs, and strategic partners.

Since May 2025, Ms. Goldenberg has also served as a Contributing Editor at Impact Wealth Magazine, where she produces executive features on leadership, entrepreneurship, finance, and philanthropy, coordinates interviews with chief executives, founders, and industry leaders, and develops relationships with sponsors and advertisers. From 2014 to 2025, she took a planned career sabbatical to raise her family before returning to professional practice.

Earlier in her career, Ms. Goldenberg served as a Financial Services Representative at Wells Fargo Bank from 2011 to 2014 and, from 2000 to 2004, as an associate at a boutique private-placement and capital-markets firm in New York, where she worked directly with the managing partner on private-placement transactions and capital formation, investor relations, and due diligence processes involving institutional and accredited investors. She completed coursework in finance at the College of Staten Island (CUNY) and in computer science at Brooklyn College (CUNY).

The Board believes Ms. Goldenberg is qualified to serve as Chief Executive Officer based on her experience in business development, investor relations, and private capital markets, including managing an investment pipeline and cultivating relationships with investors, family offices, and strategic partners. Her background in capital formation and investor communications provides expertise relevant to the Company’s financing and growth initiatives, and her experience managing confidential executive matters and coordinating complex, multi-stakeholder initiatives supports the Board’s oversight of the Company’s operations and strategic partnerships.

Candice Beaumont, age 51: Ms. Beaumont has served as a director of the Company since February 2025. She is currently the Chairman of Salsano Group (since February 2016), a global holding company and conglomerate with significant private equity and venture capital interests, including equity stakes in over 100 companies across sectors such as real estate, luxury goods, consumer, technology, and media.

Since July 2003, Ms. Beaumont has also served as Chief Investment Officer of L Investments, a single-family office with an endowment-style portfolio consisting of fixed income, public and private equity, and direct investments across all sectors. She oversees capital allocation decisions, acquisitions, risk management, and strategic investments, and serves as Chairperson of the Investment Committee.

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She currently serves on the Board of Directors of Clean Earth Acquisitions Corp. (NASDAQ: CLIN), a special purpose acquisition company (since July 2021), and as an Advisor to Athena Technology Acquisition Corp. (SPAC) (since November 2020).

Ms. Beaumont completed executive education in Global Leadership & Public Policy for the 21st Century at the Harvard Kennedy School in 2015. She earned a Bachelor of Business Administration in International Finance & Marketing from the University of Miami Herbert Business School, graduating first in her class, and she also studied at Rice University. She was captain of the University of Miami Varsity Tennis team, earning Academic All-American honors, and is a former world-ranked professional tennis player.

The Board believes Ms. Beaumont is qualified to serve as a director based on her extensive experience in private equity and venture capital, including her role as Chairman of Salsano Group, which holds equity stakes in over 100 companies across multiple sectors, and as Chief Investment Officer of L Investments, where she oversees capital allocation, strategic investments, and risk management for a diversified endowment-style portfolio. Her public company board experience, including service on the board of a NASDAQ-listed special purpose acquisition company, provides valuable insight into corporate governance, regulatory compliance, and capital markets. Ms. Beaumont’s background in strategic acquisitions, global asset allocation, and investment committee leadership enhances the Board’s oversight of the Company’s financial strategy, growth opportunities, and shareholder value creation.

Imran Firoz, age 54: From January 2016 to the present, Mr. Firoz has served as Co-Founder, Director, and Chief Financial Officer of FDCTech, Inc., a fintech company focused on acquiring and scaling financial services and brokerage technology businesses. Since September 2025, he has also served as Interim Chief Financial Officer of Eva Live, Inc., an artificial-intelligence company serving the marketing, healthcare, and manufacturing sectors. From January 2019 to the present, Mr. Firoz has been the owner and principal of Spark Capital Investments LLC ("Spark Capital"), a Delaware limited liability company that provides strategic planning, corporate development, mergers and acquisitions, financial restructuring, and risk management consulting services to private and public companies. From April 2023 to the present, Mr. Firoz has been the owner and principal of SUPA Food Services LLC. From July 2024 to the present, Mr. Firoz has been serving as a Director and Co-Founder of Boumarang, Inc., an artificial intelligence-driven air and maritime drone company. Since April 2025, Mr. Firoz has served as Co-Founder and Interim Chief Financial Officer of Nuvora Energy, Inc. ("Nuvora"), a privately held, development-stage Delaware corporation engaged in advanced energy technologies.

Mr. Firoz holds an MBA from the Richard Ivey School of Business at the University of Western Ontario and a Bachelor of Engineering in Chemical Engineering from Aligarh University. He has been a Certified Financial Risk Manager (FRM) since 2003.

Our Board believes Mr. Firoz is qualified to serve as a director based on his extensive experience in corporate finance, mergers and acquisitions, capital markets, and public-company operations. His background as a founder, CFO, and strategic advisor to multiple growth-stage and public companies provides our Board with expertise in financial oversight, transaction execution, and regulatory compliance.

Other Affiliations and Related-Party Arrangements with the Company

Mr. Firoz is the Managing Director and principal owner of SUPA Food Services LLC, the Company’s majority stockholder. He is also the principal owner of Spark Capital Investments LLC (“Spark”). Spark provides management consulting services to the Company valued at $20,000 per month

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Family Relationships

There are no family relationships among our directors and executive officers.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system that has requirements that a majority of the board of directors be “independent,” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

Director Compensation

During the fiscal year ended December 31, 2025, and through the date of this Information Statement, we did not pay or accrue any fees to our directors, nor did we grant them any stock awards, option awards, non-equity incentive plan compensation, non-qualified deferred compensation, or any other compensation. No director has received compensation for their services as directors.

Officer Compensation

For the fiscal years ending December 31, 2024, and 2025, other than $10,000 paid to Ms. Hernandez in 2025, no other officer received any compensation or stock or other personal benefits from the Corporation. There are currently no agreements to pay compensation to the corporation’s current officers.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and footnotes thereto set forth information regarding the number of shares of common stock beneficially owned by (i) each director and named executive officer of our company, (ii) each person known by us to be the beneficial owner of 5% or more of its issued and outstanding shares of common stock, and (iii) named executive officers, executive officers, and directors of the Company as a group as of July 6, 2026. In calculating any percentage in the following table of common stock beneficially owned by one or more people named therein, the following table assumes 290,835,500 shares of common stock outstanding. Unless further indicated in the following table, its footnotes, and/or elsewhere in this report, the persons and entities named in the following table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name, subject to community property laws, where applicable. Unless otherwise indicated in the following tables and/or the footnotes thereto, the address of our named executive officers and directors is 530 Technology Drive, Suite 100, Irvine, CA.

Name and address of beneficial owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Named Executive Officers and Directors
Imran Firoz, Director*	270,000,000		92.83%
Anna Goldenberg, CEO	-0-		-0-%
Candice Beaumont, Director	-0-		-0-%

Executive Officers, Named Executive Officers, and Directors as a Group (3 Persons)	270,000,000		92.83%

SUPA Food Services LLC 530 Technology Drive Ste. 100 Irvine, CA 92618	250,000,000	(2)	85.96%
Spark Capital Investments LLC 530 Technology Drive Ste. 100 Irvine, CA 92618	20,000,000		6.87%

*Mr. Firoz beneficially owns the 250,000,000 shares held by SUPA Food Services LLC and the 20,000,000 shares held by Spark Capital Investments LLC (270,000,000 shares in the aggregate, or approximately 92.83%), which he controls.

_________________

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (for example, if people share the power to vote or dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon the exercise of an option) within 60 days of the date on which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares held by any person, as shown in the table above, does not necessarily reflect that person’s actual ownership or voting power with respect to the number of shares of common stock outstanding on July 6, 2026.

(2)	Imran Firoz is the Managing Director and Principal Owner of SUPA Food Services LLC and Spark Capital Investments LLC.

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PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed the firm of LAO Professionals as the Company’s independent registered public accounting firm to audit the financial statements of Supa Consolidated Inc. for the fiscal year ending December 31, 2026. On July 6, 2026, the Majority Stockholders, holding a majority of the voting power of the Company’s outstanding common stock, ratified the appointment of LAO Professionals by written consent.

Audit Fees and Pre-Approval Information

The following table presents fees for professional audit services rendered by LAO Professionals for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2025, and 2024, and fees billed for other services rendered by LAO Professionals during those periods:

Fee Category	2025	2024
Audit Fees(1)	$10,750	$10,750
Audit-Related Fees(2)	$9,900	$3,225
Tax Fees(3)	$0	$0
All Other Fees(4)	$0	$0
Total	$20,650	$13,975

(1)	Audit Fees: Audit fees include fees for the audit of our consolidated financial statements and interim reviews of our quarterly financial statements, comfort letters, consents, and other services related to Securities and Exchange Commission matters.
(2)	Audit-Related Fees: Audit-related fees primarily include fees for certain audits of subsidiaries not required for the audit of our consolidated financial statements or for any other statutory or regulatory requirements, as well as consultations on various other accounting and reporting matters.
(3)	Tax Fees: This category includes professional services provided by our independent auditors for tax compliance.
(4)	All Other Fees. This category includes fees for services other than those described above.

Pre-Approval Procedures

All services performed for us in 2025 were pre-approved or ratified by our Board of Directors.

Interest of Certain Persons in Matter to be Acted Upon

No officer or director, or their associates, has any substantial interest, direct or indirect, in Proposal No. 2, whether by security holdings or otherwise, that is not shared by all other stockholders.

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ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith, file reports, proxy statements, and other information, including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a website (http://www.sec.gov) where reports, proxy statements, and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis, and Retrieval System can be obtained free of charge.

STATEMENT OF ADDITIONAL INFORMATION

The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 24, 2026, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 1, 2026, are incorporated herein by reference. The Company undertakes to mail to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be considered to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement, so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding the Company should be addressed to Anna Goldenberg, Chief Executive Officer, at the Company’s principal executive offices, at SUPA Consolidated Inc., 530 Technology Drive, Suite 100, Irvine, California 92618.  Ms. Goldenberg may also be reached by telephone at 844-787-2720.

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